INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement of Thermal Tennis Inc. on Form S-1/A, of our report, dated April 11, 2008, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
June 19, 2008